Exhibit 99.1

VYNE Therapeutics Announces Reverse Stock Split

BRIDGEWATER, N.J., February 11, 2021 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced that its Board of Directors has approved a reverse stock split of the Company’s common stock at a ratio of 1-for-4. The reverse stock split was previously approved by stockholders at the Annual Meeting of Stockholders held on August 3, 2020.

VYNE’s common stock will begin trading on a split-adjusted basis on the Nasdaq Global Select Market at the market open on February 16, 2021. Once effective, the reverse stock split will reduce the number of shares of common stock issued and outstanding from approximately 205 million to approximately 51 million. In addition, the number of authorized shares of the Company’s common stock will be reduced by a corresponding ratio.

No fractional shares will be issued as a result of the reverse stock split. In lieu thereof, the Company’s transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then-prevailing prices on the open market. After the transfer agent’s completion of such sale, stockholders who would have been entitled to a fractional share as a result of the reverse stock split will instead receive a cash payment from the transfer agent in an amount equal to their respective pro rata share of the total proceeds of that sale.

The primary objective of the reverse stock split is to reduce the number of shares outstanding to a number more consistent with other companies with similar market capitalizations as VYNE, as further described in the Company’s last proxy statement.

The trading symbol for the Company’s common stock will remain “VYNE.” The new CUSIP number for the Company’s common stock following the reverse stock split is 92941V 209.

About VYNE Therapeutics Inc.

VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, VYNE is working to develop and commercialize a variety of solutions using its proprietary Molecule Stabilizing Technology (MST™), and has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, the world’s first topical minocycline, and for ZILXI® (minocycline) topical foam, 1.5%, the first minocycline product of any kind to be approved by the FDA for use in rosacea. For more information about our approved products, please see AMZEEQ’s Full Prescribing Information at AMZEEQ.com and ZILXI’s Full Prescribing Information at ZILXI.com.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Media Relations:

Bridgette Potratz

Zeno Group

312-358-2950

bridgette.potratz@zenogroup.com

Investor Relations:

Joyce Allaire

LifeSci Advisors, LLC

646-889-1200

jallaire@lifesciadvisors.com

Andrew Saik

Chief Financial Officer

VYNE Therapeutics

908-731-6180

Andrew.Saik@vynetx.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: factors unrelated to the reverse stock split may impact the per share trading price of our common stock; the reverse stock split may decrease the liquidity of our common stock; the recent volatility in our stock price may result in rapid and substantial increases or decreases in our stock price that may or may not be related to our operating performance or prospects; the COVID-19 pandemic and its impact on our business operations and liquidity; adverse events associated with the commercialization of AMZEEQ and ZILXI; the outcome and cost of clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s clinical trials are not sufficient to support registration or marketing approval of product candidates; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ, ZILXI or any other products or product candidates that VYNE may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ and ZILXI prescription reimbursement; the eligible patient base and commercial potential of AMZEEQ, ZILXI or any of VYNE’s other products or product candidates; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the acne and dermatology markets; risks related to our indebtedness; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.